Exhibit 10.6

Construction Agreement

Party A: Shannxi Kai Da Lv You Gu Wen You Xian Gong Si
Address: Hongguan Road, Xi’an City.
Postcode:710086
Telephone:029-84368561

Party B: Wu, Lianshe
Address: Qindu District, Xianyang City, Shaanxi Province
Postcode: 712000
ID Card No.:610402560325181

After the consultation, Party B takes the design task of 4A level reconstruction project of the Theme Park of E Pang Gong Palace, and the two parties come into the agreement as following:
1.     The reconstruction place, area and the design contents:
1.1   The reconstruction project place: the Theme Park and hotel
1.2   The reconstruction area: 540,000 ㎡.
1.3   The design contents and standard: international 4A level.
2.     The obligations of Party A:
2.1   Providing Party B with the prospectus proved by the relevant superior governmental department before October 1. 2005.
2.2   Providing Party B with he document of agreement about raw material (or resource report authorized), fuel, water, electricity, traffic and so on, the reconnaissance data that can satisfy the original planning requirement, the technique data through scientific research..
2.3   Being responsible for the approval for every stage of the reconstruction.
2.4   Being responsible for the fees of trip and bussiness caused by the outside experiment because of the technical need.
2.5   Providing Party B the necessary room for living and dining (fees beared by Party B).
2.6   Protecting the intellectual property of Party B and not delivering it to any third party.
3.     The obligations of Party B:
3.1   Selecting the experienced designing staff for the project who succeeded many designs.
3.2   Providing Party A with the designing document within the scheduled time.
3.2.1     Delivering the draft plan (4 versions) of the reconstruction project before October 31, 2005.
3.2.2     Delivering the final plan (4 versions) of the reconstruction project before November 20, 2005.
3.2.3     Delivering the working drawing (4 versions) together with the final plan of the reconstruction project before October 31, 2005. if Party A needs more copies of the drawing and the making mode, both parties can consulting for the additional fees.
3.2.4     Delivering the budget document of the reconstruction project and the relevant material before November 25, 2005.
3.3   Carrying out the project design strictly with the proved prospectus and the 4level standard, and getting consent when making any change.
3.4   Revising the draft plan and the final plan again and again based on the suggestion of Party A and relevant department till getting the final approval by the authority.
3.5   Bearing any additional fee related to the design but exceeds the pay by Party A.
4.     Design revision, approval and termination:
4.1   Once the project design is proved by the authority, it means that Party B has finished its task. If Party A require to amend the design of construction, it has to get the consent from the authority and get the relevant document, then consult with Party B of the revision contract and the design fee.
4.2   The fee standard of the significant change to the design: increase the design fee RMB 5,000 per working day (or pusuant to the percentage of the revising work volume in the design stage).
4.3   Party A, if want to stop the design during the working period, shall inform the other party in time, and cannot get the paied fee back..
5.     Design fee and pay date:
5.1   Party A shall pay an aggregate of $US150,000 or 600,000 share which can be freely traded on American stock market.
5.2   After signing the contract, Party A shall anticipate $US30,000 of the aggregate $ US150,000; and pay the left amount within 10 working days after receiving the revised draft and the working drawing. If using share, Party A shall pay 600,000 share within 10 working days after receiving the revised draft and the working drawing, and Party B shall return the $US30,000 to Party A when receiving the 600,000 share.
6.    Encouragement and default provision
6.1 If he construction investment could be saved in rational controlled number because Party B adopts advanced technology and rational suggestion, Party B could deduct 5% from the saved investment as bonus.
6.2   If Party B cannot work or redesign because Party A did not provide concerning design data timely and exactly, Party B could postpone the delivered date and get redesign fee calculated with actual losing day and RMB2,000 every day paid by Party A.
6.3   Party A pays penalty bonds according to the Bank’s regulation of delayed payments if Party A cannot pay according to the contract.
6.4   Because of delaying the delivered date, Party B should pay the penalty bonds to Party A which is 3% from design fee every postponed day.
6.5   Party B should continue to perfect the design if the rework could attributed to his bad design and reduce or remit the design fee according to the loss. For important quality accident produced by Party B, Party B should pay the compensation up to direct loss at a rate of3:1.
7.    Others

This Contract shall be effective after both parties have signed it until the total design was finished. Any supplement must be through both parties’ negotiation and agreement. The supplementary agreement has the equal effect but cannot conflict with this Contract.

Any dispute arising from the execution shall be settled through friendly consultations between both parties. In case of no settlement can be settled through consultations, the dispute shall be: (1)submitted for arbitration, (1)prosecute directly to People’s Court.

This Contract has 4 versions, each party owns 2 versions.

Party A: Shannxi Kai Da Lv You Gu Wen You Xian Gong Si

/s/ Lei, Ming
Lei, Ming

Party B: Wu, Lianshe

/s/ Wu, Lianshe
Wu, Lianshe

Date: September 25, 2005.